Exhibit 1.01
MTS Systems Corporation
Conflict Minerals Report
Introduction
This Conflict Minerals Report (the “Report”) of MTS Systems Corporation (the “Company” or “MTS”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1, 2019 to December 31, 2019.
The Rule requires disclosure of the use of certain minerals, namely, gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively referred to herein as the “conflict minerals”) that are necessary to the functionality or production of products that MTS manufactures or contracts to manufacture.
The objective of the Rule is to have manufacturers of products that may contain conflict minerals disclose the source of these conflict minerals. To furnish the requirements of the Rule, manufacturers have to determine whether the conflict minerals in their products originate from and are being used to support armed conflict in the Democratic Republic of the Congo and adjoining countries (collectively referred to herein as “covered countries”). The “covered countries” for the purposes of this Report are the Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
As described in this Report, MTS manufactures products for which the conflict minerals are necessary to the functionality or production of those products.
Company Overview
MTS’ Test & Simulation segment provides testing and simulation hardware, software and service solutions that simulate real word environments in other than real world settings thereby enabling our customers to improve design, development and manufacturing processes, determine the mechanical behavior of materials, products and structures, or create a desired human experience such as amusement rides, vehicle simulators or flight training simulators. MTS’ Sensors segment produces high-performance sensors which provide measurements of vibration, pressure, position, force and sound in a variety of applications.

Products Overview
This Report relates to products: (i) for which the conflict minerals are necessary to the functionality or production of that product; (ii) that were manufactured by MTS; and (iii) for which the manufacture was completed during calendar year 2019. These products, which are referred to in this Report collectively as the “covered products” are the following: test and simulation equipment and systems for the ground vehicles, materials and structures markets in addition to high-performance sensors for a variety of position, test and industrial applications.
Due Diligence Design and Framework
Based on the results of the good faith reasonable country of origin inquiry (“RCOI”) described in the Form SD to which this Report is filed as an exhibit, MTS has exercised due diligence on the source and chain of custody of conflict minerals contained in its covered products. MTS has designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) (“OECD Framework”) and related supplements for gold and for tin, tantalum and tungsten.

Step 1. Established company management systems:

•	Policy: MTS has a “Conflict Minerals Policy” (the “MTS policy”) that is published on its website at: http://www.mts.com/cs/groups/public/documents/corporatedocuments/mts_007983.pdf

•
Supplier Terms and Conditions: MTS includes conflict minerals related terms and conditions in purchase orders entered into with its suppliers related to each supplier’s agreement to reviewing and complying with MTS policy.

•	Applicability Assessment: MTS engages with suppliers that may be supplying products containing conflict minerals.
MTS conducted an applicability assessment to determine in-scope suppliers. In-scope suppliers were determined to be suppliers with the potential of manufacturing goods sold to MTS containing conflict minerals.
In-scope suppliers for the Test & Simulation segment were identified using the North American Industry Classification System (NAICS) codes. NAICS codes are standardized codes for groups of vendors with similar economic activity or production. For the Sensors segment, in-scope suppliers were identified according to their manufacturing profile which included specific information on the types of materials they supply to MTS. Suppliers for both segments that were either non-manufacturing or supplying material that did not contain any conflict minerals were segmented out of the in-scope supplier list.
Once all in-scope suppliers were aggregated, another filter was applied using dollar spend. Suppliers that represented 95% of the total related dollar spend for conflict minerals were selected for survey.
From this 95% listing, suppliers who responded consistently for the prior two years that the material supplied to MTS did not contain conflict minerals were not selected for the RCOI / Due Diligence phase.
The final aggregated supplier lists for the Test & Simulation and Sensors segments as discussed above were used to conduct the RCOI / Due Diligence phase.

•
RCOI / Due Diligence: MTS’ RCOI and due diligence measures focus on working with its suppliers based upon a framework established by the Responsible Mineral Initiative (“RMI”) to identify the location of smelters and refiners of conflict minerals provided to its suppliers. MTS conducted supply chain surveys based on the RMI conflict minerals questionnaire with all applicable suppliers identified during its applicability assessment explained above.

Step 2. Identify and assess risks in the supply chain:

•
Smelters and Refiners: Suppliers surveyed were asked to identify smelters or refiners (“SORs”) that processed conflict minerals contained in MTS’s products, including country of origin of any conflict minerals, based on the RMI conflict minerals questionnaire.

•	Survey Results: A third-party vendor logged surveys into their technology platform and reviewed each survey for complete and accurate smelter list and conflict mineral sourcing information.
Non-responsive suppliers and survey responses that were incomplete or inconsistent were identified for additional follow-up.
Additional reasons for follow-up with suppliers included, but were not limited to, suppliers providing an incomplete or inaccurate smelter list or incomplete conflict mineral sourcing information related to their relevant suppliers. This also included suppliers that did not provide the country of origin information in their survey responses.

•	Responsible Mineral Initiative Smelter Database: Smelters identified by MTS’ suppliers were compared against the lists maintained by RMI and the smelter list prepared by the third-party vendor.
Step 3. Design and implement a strategy to respond to identified risks:

•
Non-Conformant Smelters: Suppliers that responded with smelters not listed as conformant or active on the lists prepared by RMI were engaged to validate sourcing from these smelters for products supplied to MTS.

•
Public Domain Search: The third-party vendor conducted research in the public domain in order to identify sourcing information for smelters that were not on the RMI compliant smelter list, when possible.

•
Sourcing Practice Communication: MTS communicated to suppliers about sourcing practices that did not conform to MTS policy, and noted that non-conformance could result in removal of the supplier from the supply chain if these efforts to remove high risk smelters were not taken.

Business Unit representatives also notified suppliers to ensure that applicable suppliers updated their responses with accurate and complete information.
Step 4. Carry out independent third-party audit of smelters / refiners due diligence practices

•
MTS is a downstream consumer of conflict minerals and is many steps removed from smelters and refiners who source raw minerals and ores. MTS does not purchase raw minerals or ores, and does not, to the best of its knowledge, directly purchase conflict minerals from any of the covered countries.

Step 5. Report annually on supply chain due diligence

•	This Report, and the associated Form SD, are available online at the following website:
https://www.mts.com/corpdocs/ESGPoliciesPractices.pdf
Due Diligence Measures Undertaken
In accordance with the OECD Framework, MTS took the following measures during the reporting year to exercise due diligence on the source and chain of custody of conflict minerals:

•
Third-Party Vendor: A third-party provider was engaged by MTS to survey applicable suppliers and review supplier responses received to determine completeness, accuracy and consistency of information submitted.

•	Supplier Re-engagement: Suppliers that did not send a complete or accurate response or a response consistent with MTS policy were re-engaged to update their responses.

•	RMI Smelter Database: MTS utilized the RMI smelter database and other proprietary resources to determine the sourcing locations for the SORs identified in MTS’ supply chain.

•	Supplier Follow-Up: MTS re-engaged suppliers to request that sourcing be changed from SORs that are known to source from covered countries or were not validated by RMI to be conflict free.
Results
Based on the RCOI and after exercising the due diligence described above, MTS knows or has reason to believe that a portion of its necessary conflict minerals originated or may have originated in the covered countries and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources. In addition, MTS identified that some conflict minerals may have originated in a covered country and MTS has insufficient country of origin information from suppliers or other sources regarding all of the smelters that processed these minerals.
MTS received representations from 81% of its in-scope suppliers. Of the smelter information received from its suppliers, approximately 79% have been designated as conflict free or actively pursuing such designation under the

RMI (list of these smelters is provided in Annex 1). The remaining smelters identified as potentially sourcing conflict minerals are not currently RMI compliant or actively pursuing such designation. The source of conflict minerals from these smelters is undetermined at this time. MTS has taken and will continue to take actions to mitigate risk regarding conflict minerals used in its products as noted in the “Continuous Efforts to Mitigate Risk” section of this Report.
Independent Audit
An independent private sector audit of this Report is not required.
Continuous Efforts to Mitigate Risk
MTS has taken and will continue efforts to improve its conflict minerals risk assessment and survey process in the future reporting periods. MTS will continue to mitigate risk that the conflict minerals used in its products may finance or benefit armed groups in the covered countries by:

•
Encouraging suppliers to source from smelters that have received the conflict free designation or that are otherwise subject to adequate due diligence to ensure such minerals are not being used to fund conflict.

•	Continuing to work with suppliers to identify, to the extent possible, the source of conflict minerals used in MTS’ products.

•	Continuing to use contract terms and conditions for new contracts requiring suppliers to respond to inquiries regarding conflict minerals in a timely manner.
Certain statements in this Report may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations concerning MTS’ future actions to engage suppliers, to identify to the extent possible the source of conflict minerals in its products and to take other actions regarding its product sourcing. MTS’ actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties including, but not limited to, decisions to make changes in MTS’ continual improvement efforts and delays or difficulties in engaging suppliers and identifying the source of conflict minerals contained in MTS’ products.

Annex 1: Smelter list

Metal	Smelter
Gold	8853 S.p.A.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

Gold	HeeSung Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	OJSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedž Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.

Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.

Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	CP Metals Inc.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.

Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalúrgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Refined Bangka Tin
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Thaisarco
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	KGETS Co., Ltd.
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan Tungsten Chemical LLC (MTC)
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant

Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.